EXHIBIT 99.1

S&W Announces First Quarter Fiscal 2022 Financial Results

Conference call to be conducted on Thursday, November 11, 2021 at 11:00 am ET

For Immediate Release

Company Contact:Investor Contact:

Matthew Szot, Chief Financial Officer Robert Blum

S&W Seed CompanyLytham Partners, LLC
Phone: (720) 506-1164Phone: (602) 889-9700
www.swseedco.comsanw@lythampartners.comwww.lythampartners.com

LONGMONT, Colorado – November 11, 2021 – S&W Seed Company (Nasdaq: SANW) today announced financial results for first quarter of fiscal year 2022 ended September 30, 2021.

"The various strategic initiatives we are implementing to improve operating results were highlighted during the first quarter of fiscal 2022, as we reported core revenue growth of 26% and strong improvements in gross margins,” commented Mark Wong, President & CEO of S&W Seed Company. "These initiatives, which include price increases on the majority of our products, modification of the terms and conditions of standard customer contracts to address the volatility and increased costs of freight and transportation, and improved logistical and supply chain management are expected to show continued improvement in operating results going forward.”

Wong continued, “Overall, we are seeing strong demand for our products, including our next generation non-GMO herbicide tolerant sorghum solution, Double TeamTM, which saw excellent field results during the last several months. Due to the positive reception by targeted customers, we have maximized commercial seed production of our Double TeamTM solution this fall in preparation for the spring selling season to address the expected growing demand for the product. Additionally, our product development efforts are advancing, with progress made on our stevia pilot production program with Ingredion, as well as our Improved Quality Alfalfa (IQ™) and Dhurrin Free Sorghum (DFTM) programs. We are excited to have started fiscal 2022 off on strong footing and remain focused on operational execution against our strategic plan to evolve S&W into an integrated agricultural seed technology company.”

Financial Results

Core Revenue (which we define as total revenue, excluding product revenue attributable to Pioneer) for first quarter of fiscal 2022 was $15.5 million, compared to Core Revenue for the first quarter of fiscal 2020 of $12.2 million, an increase of $3.3 million or 27.0%. Due to continued logistical challenges, approximately $5.0 million of revenue that the Company originally expected to recognize in the fourth quarter of fiscal 2021 was instead recognized in the first quarter of fiscal 2022.

As announced in May 2019, S&W entered into a termination agreement and an alfalfa license agreement with Pioneer Hi-Bred International, a subsidiary of Corteva Agriscience, to replace its prior alfalfa distribution agreement with Pioneer. Due to these agreements with Pioneer, S&W plans to disclose Core Revenue as a metric to track performance of its business on a go-forward basis until product revenue attributable to Pioneer is no longer reflected in comparisons between fiscal periods. The increase in Core Revenue for the first quarter of fiscal 2022 can be primarily attributed to growth in the Middle East, North Africa and Australia regions.

Total revenue for the first quarter of fiscal 2022 was $15.5 million, compared to total revenue for first quarter of fiscal 2021 of $13.9 million, an increase of 11.5%. As of March 31, 2021, we had fully recorded all revenue from Pioneer under the May 2019 agreement. During the three months ended September 30, 2021 we recorded no sales to Pioneer, compared to $1.6 million for the three months ended September 30, 2020.

GAAP gross margins during the first quarter of fiscal 2022 were 20.1% compared to GAAP gross margins of 12.9% in first quarter of fiscal 2021. Adjusted gross margins, excluding the impact of inventory write-downs (see Table A1), were 22.1% in first quarter of fiscal 2022 compared to 19.4% in first quarter of fiscal 2021.

GAAP operating expenses for first quarter of fiscal 2022 were $8.9 million, compared to $8.1 million in first quarter of fiscal 2021. The increase in operating expenses for first quarter of fiscal 2022 can primarily be attributed to a $0.7 million increase in employee related expenses.

GAAP net loss for first quarter of fiscal 2022 was $(6.4) million, or $(0.17) per basic and diluted share, compared to GAAP net loss of $(7.2) million, or $(0.21) per basic and diluted share, in first quarter of fiscal 2021.

Adjusted net loss (see Table A2) for first quarter of fiscal 2022 was $(6.3) million, or $(0.17) per basic and diluted share, excluding change in contingent consideration obligation and interest expense – amortization of debt discount. Adjusted net loss (see Table A2) for first quarter of fiscal 2021, excluding transaction costs, change in contingent consideration and interest expense – amortization of debt discount, was $(6.9) million, or $(0.21) per basic and diluted share.

Adjusted EBITDA (see Table B) for first quarter of fiscal 2022 was $(4.0) million, compared to adjusted EBITDA of $(4.6) million in first quarter of fiscal 2021.

Fiscal 2022 Revenue Guidance

S&W expects fiscal 2022 Core and Total Revenue to be within a range of $80 to $85 million, representing an expected increase of approximately 15% to 20% compared to fiscal 2021 Core Revenue of $69.8 million.

Conference Call

S&W Seed Company has scheduled a conference call for Thursday, November 11, 2021, at 11:00 am ET (8:00 am PT) to review these results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation #10161461. A webcast replay will be available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we have provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted gross margins; adjusted net loss; adjusted net loss per share; and adjusted EBITDA. We use these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of our operating performance and liquidity, and believe they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of our business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A and B accompanying this release.

In order to calculate these non-GAAP financial measures, we make targeted adjustments to certain GAAP financial line items found on our Consolidated Statement of Operations, backing out non-recurring or unique items or items that we believe otherwise distort the underlying results and trends of the ongoing business. We have excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Selling, general and administrative expenses; operating expenses. We exclude from operating expenses a portion of SG&A expense related to non-recurring transaction expenses related to acquisitions. Such acquisition-related expenses include non-recurring transaction fees, due diligence costs and other direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing of the acquisition. We exclude acquisition-related expenses from our SG&A expense and total operating expenses to provide investors a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of acquisitions and the magnitude of acquisition expenses.

Change in contingent consideration obligation.  The change in contingent consideration obligation represents our estimated change in the value of contingent earn-out related to the February 2020 acquisition of Pasture Genetics.  These amounts are non-cash and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense – amortization of debt discount.  Amortization of debt discount and debt issuance costs are primarily related to our working capital lines of credit and term loans. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Non-GAAP Tax Rate.  The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the tax consequences of the excluded non-GAAP items.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted gross margins.  We define adjusted gross margins as gross margins, adjusted to exclude the impact of inventory write-downs. We believe that the use of adjusted gross margins is useful to investors and other users of our financial statements in evaluating our operating performance because it provides a method to compare our operating results to prior periods and to peer companies after making adjustments for amounts that can vary significantly from period to period.

Adjusted net loss and loss per share.  We define non-GAAP net loss as net loss less non-recurring transaction costs, change in contingent consideration obligation and interest expense - amortization of debt discount.  However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net loss the tax effects of these adjustments. We used an estimated Non-GAAP Tax Rate that we believe would be applied had our income approximated the non-GAAP net loss for the presented periods. We caution investors that the tax effects of these adjustments are based on management's estimates. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA. We define Adjusted EBITDA as GAAP net loss, adjusted to exclude non-recurring transaction costs from SG&A, depreciation and amortization, non-cash stock-based compensation, foreign currency (gain) loss, change in contingent consideration obligation, interest expense – amortization of debt discount, interest expense, and provision for income taxes. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

About S&W Seed Company

Founded in 1980, S&W Seed Company is a global agricultural company headquartered in Longmont, Colorado. S&W’s vision is to be the world’s preferred proprietary seed company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in proprietary alfalfa and sorghum seeds, with significant research and development, production and distribution capabilities. S&W’s product portfolio also includes hybrid sunflower and wheat and the company is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “may,” “future,” “plan” or “planned,” “will” or “should,” “expected,” “anticipates,” “draft,” “eventually” or “projected.” Forward-looking statements in this release include, but are not limited to: expected improvement in operating results due to our recently implemented strategic initiatives; anticipated demand for Double Team; our guidance on Core Revenue for the fiscal year ending June 30, 2022; and our plans for the advancement of our business strategy.  You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including: the effects of the COVID-19 pandemic on our business and operations; risks related to our need to raise additional capital in the future and our ability to continue as a “going concern”; changes in market conditions, including any unexpected decline in commodity prices, may harm our results of operations and revenue outlook; our proprietary seed trait technology products may not yield their anticipated benefits; changes in the competitive landscape and the introduction of competitive products may negatively impact our results of operations; our business strategic initiatives may not achieve the expected results; previously experienced logistical challenges in shipping and transportation of our products may become amplified and further decrease our gross margins; and the risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2021 and in other filings subsequently made by the Company with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

S&W SEED COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended
	September 30,
	2021	2020
Revenue	$15,531,682	$13,855,386
Cost of revenue	12,405,012	12,074,454
Gross profit	3,126,670	1,780,932
Operating expenses
Selling, general and administrative expenses	5,587,635	4,684,744
Research and development expenses	1,995,128	2,016,686
Depreciation and amortization	1,331,045	1,378,088
Gain on disposal of property, plant and equipment	(18,067)	(1,000)
Total operating expenses	8,895,741	8,078,518
Loss from operations	(5,769,071)	(6,297,586)
Other expense
Foreign currency loss	162,545	99,217
Change in contingent consideration obligation	(62,254)	104,821
Interest expense - amortization of debt discount	192,195	110,136
Interest expense	518,486	572,283
Loss before income taxes	(6,580,043)	(7,184,043)
Provision for income taxes	(165,802)	1,833
Net loss	$(6,414,241)	$(7,185,876)
Net loss attributed to noncontrolling interests	(14,266)	(13,116)
Net loss attributable to S&W Seed Company	$(6,399,975)	$(7,172,760)

Net loss attributable to S&W Seed Company per common share:
Basic	$(0.17)	$(0.21)
Diluted	$(0.17)	$(0.21)
Weighted average number of common shares outstanding:
Basic	36,773,864	33,450,569
Diluted	36,773,864	33,450,569

TABLE A1
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN GROSS PROFIT AND NON-GAAP ADJUSTED GROSS PROFIT
(UNAUDITED)

	Three Months Ended
	September 30,
	2021	2020
Gross profit	$3,126,670	$1,780,932

Inventory write-downs	307,000	908,497

Non-GAAP adjusted gross profit	$3,433,670	$2,689,429

Non-GAAP adjusted gross margin	22.1%	19.4%

TABLE A2
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED NET LOSS
(UNAUDITED)

	Three Months Ended
	September 30,
	2021	2020
Net loss attributable to S&W Seed Company	$(6,399,975)	$(7,172,760)

Non-recurring transaction costs	-	20,000

Change in contingent consideration obligation	(62,254)	104,821

Interest expense - amortization of debt discount	192,195	110,136

Non-GAAP adjusted net loss	$(6,270,034)	$(6,937,803)

Non-GAAP adjusted net loss attributable to S&W Seed Company per common share:
Basic	$(0.17)	$(0.21)
Diluted	$(0.17)	$(0.21)
Weighted average number of common shares outstanding:
Basic	36,773,864	33,450,569
Diluted	36,773,864	33,450,569

TABLE B

S&W SEED COMPANY

ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended
	September 30,
	2021	2020
Net loss attributed to S&W Seed Company	$(6,399,975)	(7,172,760)

Non-recurring transaction costs	-	20,000

Non-cash stock-based compensation	394,312	320,409

Depreciation and amortization	1,331,045	1,378,088

Foreign currency loss	162,545	99,217

Change in contingent consideration obligation	(62,254)	104,821

Interest expense - amortization of debt discount	192,195	110,136

Interest expense	518,486	572,283

Provision for income taxes	(165,802)	1,833

Non-GAAP adjusted EBITDA	$(4,029,448)	(4,565,973)

S&W SEED COMPANY

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2021	June 30, 2021
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,894,727	$3,527,937
Accounts receivable, net	22,247,866	19,389,213
Inventories, net	63,270,451	63,395,256
Prepaid expenses and other current assets	1,550,732	1,555,530
TOTAL CURRENT ASSETS	88,963,776	87,867,936
Property, plant and equipment, net	17,500,733	17,740,974
Intangibles, net	36,207,261	37,130,942
Goodwill	1,586,212	1,651,634
Other assets	7,129,149	7,079,490
TOTAL ASSETS	$151,387,131	$151,470,976
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$17,460,233	$15,947,918
Deferred revenue	706,285	385,328
Accrued expenses and other current liabilities	9,726,059	9,134,869
Lines of credit, net	38,463,464	33,946,565
Current portion of long-term debt, net	8,420,259	1,681,166
TOTAL CURRENT LIABILITIES	74,776,300	61,095,846
Long-term debt, net, less current portion	4,407,195	11,590,500
Contingent consideration obligation	650,970	741,552
Other non-current liabilities	3,678,763	3,649,885
TOTAL LIABILITIES	83,513,228	77,077,783
STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 75,000,000 shares authorized; 36,802,094 issued and 36,777,094 outstanding at September 30, 2021; 36,772,983 issued and 36,747,983 outstanding at June 30, 2021;	36,802	36,773
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	150,040,406	149,684,357
Accumulated deficit	(75,711,884)	(69,311,909)
Accumulated other comprehensive loss	(6,311,953)	(5,850,826)
Noncontrolling interests	(45,272)	(31,006)
TOTAL STOCKHOLDERS' EQUITY	67,873,903	74,393,193
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$151,387,131	$151,470,976

S&W SEED COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended
	September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,414,241)	$(7,185,876)
Adjustments to reconcile net loss from operating activities to net cash used in operating activities
Stock-based compensation	394,312	320,409
Change in allowance for doubtful accounts	97,028	35,435
Inventory write-down	307,000	908,497
Depreciation and amortization	1,331,045	1,378,088
Gain on disposal of property, plant and equipment	(18,067)	(1,000)
Change in foreign exchange contracts	235,912	(7,615)
Change in contingent consideration obligation	(62,254)	104,821
Amortization of debt discount	192,195	110,136
Changes in:	-	-
Accounts receivable	(3,247,001)	(957,486)
Inventories	(1,040,417)	(3,103,060)
Prepaid expenses and other current assets	(17,504)	69,035
Other non-current asset	(17,800)	53,916
Accounts payable	1,949,750	4,046,160
Deferred revenue	324,688	2,099,161
Accrued expenses and other current liabilities	566,298	(1,262,195)
Other non-current liabilities	(65,426)	(80,409)
Net cash used in operating activities	(5,484,482)	(3,471,983)
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(470,960)	(121,525)
Proceeds from disposal of property, plant and equipment	18,313	2,000
Net cash used in investing activities	(452,647)	(119,525)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	2,481	-
Taxes paid related to net share settlements of stock-based compensation awards	(40,715)	(17,267)
Borrowings and repayments on lines of credit, net	5,274,959	3,208,863
Borrowings of long-term	150,768	-
Debt issuance costs	(103,261)	(54,956)
Repayments of long-term debt	(452,544)	(439,027)
Net cash provided by financing activities	4,831,688	2,697,613
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(527,769)	300,795
NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	(1,633,210)	(593,100)
CASH AND CASH EQUIVALENTS, beginning of the period	3,527,937	4,123,094
CASH AND CASH EQUIVALENTS, end of period	$1,894,727	$3,529,994